THE MARCUS CORPORATION
2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is made and entered into as of the grant date specified on the attached cover page (the “Grant Date”) by and between THE MARCUS CORPORATION, a Wisconsin corporation (the “Company”), and the Participant named on the attached cover page (the “Participant”).

W I T N E S S E T H :

        WHEREAS, the terms of The Marcus Corporation 2004 Equity Incentive Plan (the “Plan”), to the extent not stated herein, are specifically incorporated by reference in this Agreement and defined terms used herein which are not otherwise defined shall have the meaning set forth in the Plan;

        WHEREAS, the purpose of the Plan is to permit the grant of various equity-based incentive awards, including grants of restricted shares of the Company’s Common Stock, $1 par value (“Common Stock”), to be granted to certain key employees of the Company or a subsidiary thereof;

        WHEREAS, the Participant is now employed by the Company or a subsidiary thereof in a key capacity and has exhibited judgment, initiative and efforts which have contributed materially to the successful performance of the Company; and

        WHEREAS, the Company desires to grant the Participant the Restricted Stock (as defined below) in recognition of Participant’s past and expected future efforts as an employee of the Company or a subsidiary thereof and to provide the Participant with the opportunity to increase his stock ownership in the Company.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

        1.    Grant of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants the Participant the number of shares of Common Stock set forth on the attached cover page (the “Restricted Stock”).

        2.    Restrictions. The Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Notwithstanding the foregoing, except as otherwise provided in Section 3, such restrictions shall lapse and the Restricted Stock shall vest with respect to the following amounts of Restricted Stock in accordance with the following schedule provided that the Participant is then still employed by the Company or a subsidiary on the relevant date below:

Elapsed Period of Time after the Grant Date	Cumulative Percentage of Restricted Stock no Longer Subject to Restrictions
Prior to the third anniversary of the Grant Date	0%
From and after the third anniversary of the Grant Date	50%
From and after the fifth anniversary of the Grant Date or	100%
the date referred to in paragraph 3(a)

The period during which any of the Restricted Stock is subject to the restrictions in this Section 2 shall hereinafter be referred to as the “Restriction Period” with respect to the portion of the shares of Restricted Stock still subject to restriction. The Committee, as the administrator of the Plan, may, at any time or from time to time, accelerate all or any part of the Restriction Period with respect to all or any portion of the Restricted Stock.

        3.    Termination of Employment; Change in Control.

            (a)     If the Participant dies while he is in the employ of the Company or any subsidiary, or if his employment is terminated by reason of his retirement in accordance with the then effective retirement plan or policy of the Company or any subsidiary, or his permanent disability, the Restriction Period shall automatically terminate and all of the shares of the Restricted Stock shall be free of all restrictions imposed by Section 2.

            (b)     If the Participant’s employment is terminated by the Company or any subsidiary for any reason or if the Participant terminates his employment with the Company or any subsidiary for any reason (other than, in each case, one of the reasons set forth in Section 3(a)), then any shares of Restricted Stock which then remain subject to the restrictions of Section 2 at the date of such termination shall automatically be forfeited and returned to the Company.

        4.    Deposit of Restricted Shares. One or more certificates evidencing the Restricted Shares shall be issued by the Company in the Participant’s name. The Company shall cause the issued certificate(s) to be delivered to the Secretary of the Company (or his designee) as a depository for safekeeping until a forfeiture occurs or the restrictions imposed by Section 2 hereof terminate. Promptly after the restrictions imposed by Section 2 hereof terminate with respect to some or all of the Restricted Shares, the Company shall deliver stock certificates representing such shares to Participant. Upon request of the Company, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the restrictions of Section 2.

        5.    Securities Law Restrictions. In addition to the restrictions set forth above, the shares of Restricted Stock granted hereunder may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or in a transaction which, in the opinion of legal counsel for the Company, is exempt from the registration provisions of the Act.

        6.    Voting Rights; Dividends and Other Distributions. During the Restricted Period and prior to any forfeiture of the Restricted Stock, the Participant will, subject to the restrictions set forth in Section 2, have all rights as a shareholder with respect to the shares of Restricted Stock which then remain subject to such restrictions (including voting rights and the right to receive dividends or other distributions); provided, however, that if any such dividends or distributions are paid in stock of the Company, such shares shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

        7.    Tax Withholding.

            (a)     The Company may require as a condition precedent to the release from custody of the Restricted Stock to the Participant that the Participant pay to the Company, or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company for the purpose of satisfying the Company’s tax withholding requirement. If the amount so requested is not so paid or if such arrangements are not made, the Company may refuse to transfer the certificates representing the Restricted Stock.

            (b)     The Participant shall be permitted to satisfy the Company’s tax withholding requirements by delivering shares of previously owned Common Stock having a fair market value (as determined by the Committee) on the date income is recognized by the Participant (the “Tax Date”) equal to the minimum amount required to be withheld. If the number of shares of Common Stock determined pursuant to the preceding sentence shall include a fractional share, the number of shares delivered shall be reduced to the next lower whole number and the Participant shall deliver to the Company cash in lieu of such fractional share, in an amount equal to the Common Stock’s then fair market value as determined by the Committee, or otherwise make arrangements satisfactory to the Company for payment of such amount.

        8.    No Right to Employment. It is fully understood that nothing contained in this Agreement or the Plan shall be deemed to confer upon the Participant any right to continue in the employ of the Company or any subsidiary, nor to interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Participant at any time for any reason.

        9.    Interpretation by Committee. As a condition of the granting of the Restricted Shares, the Participant agrees, for himself and his legal representatives, that the Plan and this Agreement shall be subject to discretionary interpretation by the Committee and that any interpretation by the Committee of the terms of the Plan and this Agreement shall be final, binding and conclusive on the Participant and his legal representatives in all respects and shall not be subject to challenge or dispute by the Participant or his legal representatives.

        10.    Modification. At any time and from time to time the Committee may direct execution of an instrument providing for the modification, extension or renewal of this Agreement; provided, however, that no such modification, extension or renewal shall (a) confer on the Participant any right or benefit which could not be conferred on him by a grant of restricted shares of Common Stock under the Plan at such time or (b) alter, impair or adversely affect this Agreement without the written consent of the Participant.